Exhibit 8
1 (4)

SKF Group
LIST OF SUBSIDIARIES HELD DIRECTLY OR INDIRECTLY BY THE PARENT COMPANY, AB SKF AS OF MAY 14, 2004
Name of Company	Domicile	Country
SKF Argentina S.A.	Buenos Aires	Argentina
SKF Australia Pty. Ltd. (incl Distrib)	Oakleigh Victoria	Australia
SKF Australia (Manufacturing) Pty. Ltd.	Melbourne	Australia
CR Industries (Australia)	Mentone	Australia
SKF Österreich AG	Steyr	Austria
SKF N.V/S.A	Brussels	Belgium
SKF do Brasil Ltda.	Guarulhos-São Paulo	Brazil
SKF Participacao Ltda.	Guarulhos-São Paulo	Brazil
SKF Bearings Bulgaria EOOD	Sopot	Bulgaria
SKF Canada Ltd.	Scarborough	Canada
Altus Engineering Inc.	Sault Ste. Marie	Canada
Revolve magnetic Bearings Inc.	Calgary	Canada
CR Services Canada Ltd.	Agincourt	Canada
BFW Coupling Services Ltd.	Ontario	Canada
SKF Chilena S.A.I.C.	Santiago	Chile
SKF China Ltd.	Hongkong	China
SKF Automotive Bearings Company Ltd.	Shanghai	China
Beijing Nankou SKF Railway Bearing Co. Ltd.	Beijing	China
Anhui Zhongding CR Seals Ltd.	Anhui	China
SKF (China) Investment Company Ltd.	Shanghai	China
Dalian SKF Wazhou Bearings CompanLtd.	Wafangdian	China
SKF Shanghai Bearings Co. Ltd	Shanghai	China
SKF Bearings Trade Co. Ltd	Shanghai	China
SKF Loziska a.s.	Prague	Czech Republic
SKF Danmark A/S	Brönby	Denmark
Magnetic Danmark A/S	Rodekro	Denmark
Oy SKF AB	Espoo	Finland
SKF Holding France S.A.R.L.	Clamart	France
SKF France S.A.	Clamart	France
Opero Bearings S.A.S.	Clamart	France
Transrol S.A.S.	Chambery	France
SKF Equipements S.A.S.	Montigny le Bretanneux	France
Mangnetic France	Montigny le Bretanneux	France
RKS S.A.- SKF Slewing Bearings	Auxerre	France
SARMA	Saint Vallier s/Rhone Cedex	France
Electrac S.A.	St Cyr en Val	France
Ovako Acier S.A.	Cedéx	France
Ovako La Foulierie S.A.	Carnignan	France
Ovako France S.A.	Carignan	France
TAA Magnetic S.A.R.L.	Argenteuil Cedex	France
SKF GmbH	Schweinfurt	Germany
SKF Gleitlager GmbH	Püttlingen (Saar)	Germany
SKF Linearsysteme GmbH	Schweinfurt	Germany
Seeger Wilischthal GmbH	Wilischthal	Germany
CR Elastomere GmbH	Leverkusen-Opladen	Germany
Ovako Stahl GmbH	Erkrath	Germany
Magnetic Elektromotoren GmbH	Maulburg	Germany
SKF Hellas S.A.	Athens	Greece
SKF Svéd Golyóscsapágy Rt.	Budapest	Hungary
SKF Bearings India Ltd.	Bombay	India
CR Seals India Ltd.	Mumbay	India
P.T. SKF Indonesia	Jakarta	Indonesia
P.T. Skefindo Primatama	Jakarta	Indonesia
SKF Industrie S.p.A	Airasca (Torino)	Italy
RFT S.p.A.	Villanova d'Asti	Italy
SKF Multitec S.p.a.	Torino	Italy
Gamfior S.p.A.	Torino	Italy
Officine Meccanice De Villar Perosa S.p.A	Villar Perosa	Italy
SKF Japan Ltd.	Tokyo	Japan
SKF Kenya Ltd.	Nairobi	Kenya
SKF Korea Ltd.	Pusan	Korea
SKF Automotive Components Corp.	Changwon-City	Korea
CR Korea Co. Ltd.	Taegu	Korea
SKF Bearing Industries (Malaysia) Sdn. Bhd.	Nilai	Malaysia
SKF Malaysia Sdn. Bhd.	Kuala Lumpur	Malaysia
SKF Holding Mexicana S.A. de C.V.	Mexico City	Mexico
IM S.A	Mexico City	Mexico
SKF de Mexico S.A. de C.V.	Puebla, Pue	Mexico
CR Mexicana S.A.	Guadalajara	Mexico
SKF Holding Maatschappij Holland B.V.	Veenendaal	Netherlands
CASIT B.V.	Veenendaal	Netherlands
SKF B.V.	Veenendaal	Netherlands
SKF Engineering & Research Centre B.V.	Nieuweigein	Netherlands
SKF Multitec Benelux B.V.	Mijdrecht	Netherlands
Delta Consult B.V.	Kapelle	Netherlands
Machine Support B.V.	Ridderkerk	Netherlands
SKF New Zeeland Ltd.	Auckland	New Zeeland
SKF Nigeria Limited	Lagos	Nigeria
SKF Norge A/S	Oslo	Norway
SKF Latintrade Inc.	Panama	Panama
SKF del Perú S.A.	Lima	Peru
SKF Philipines Inc.	Makati City	Philippines
SKF Centrala Handlowo - Techniczna Sp.z.o.o.	Warszaw	Poland
SKF Poznan S.A.	Poznan	Poland
SKF Portugal Rolamentos Lda.	Amadora	Portugal
SKF South East Asia & pacific Pte. Ltd.	Singapore	Singapore
SKF Far East Hongkong	Singapore	Singapore
SKF Treasury Centre Asia Pacific Pte. Ltd.	Singapore	Singapore
SKF South Africa (Pty.) Ltd.	Witfield	South Africa
Barseco (Pty.) Ltd.	Witfield	South Africa
SKF Española, S.A.	Madrid	Spain
SKF Productos Industriales S.A.	Barcelona	Spain
SKF Sverige AB	Göteborg	Sweden
SKF Agenturer AB	Göteborg	Sweden
AB Compania Sudamericana	Göteborg	Sweden
AB S.A. des Roulements à Billes Suédoise S.K.	Göteborg	Sweden
SKF Treasury Centre AB	Göteborg	Sweden
SKF Mekan AB	Katrineholm	Sweden
Ovako Couplings Holding AB	Göteborg	Sweden
Ovako Steel Holding AB	Göteborg	Sweden
Ovako Steel Marketing AB	Danderyd	Sweden
Ovako Steel AB	Hofors	Sweden
Fastighets AB Synaren	Hofors	Sweden
Ovako Couplings AB	Hofors	Sweden
Ovako Hellefors AB	Hellefors	Sweden
AB Hillboms Bygg och Transport AB	Hellefors	Sweden
Nordic Steel AB	Göteborg	Sweden
Ovako Tube AB	Göteborg	Sweden
Bagaregården 16:7 KB	Göteborg	Sweden
SKF Vehicle Parts AB	Göteborg	Sweden
AutoBalance Systems AB	Göteborg	Sweden
KB Gamlestaden 1:10	Göteborg	Sweden
SKF Fastighetsförvaltning AB	Göteborg	Sweden
AB Svenska Kullagerfabriken	Göteborg	Sweden
SKF Service AB	Göteborg	Sweden
SKF Nova AB	Göteborg	Sweden
SKF Fondförvaltning AB	Göteborg	Sweden
SKF Dataservice AB	Göteborg	Sweden
SKF Actuators AB	Göteborg	Sweden
SKF Reinsurance Company Ltd.	Göteborg	Sweden
SKF Eurotrade AB	Göteborg	Sweden
SKF Logistics Services AB	Göteborg	Sweden
SKF Förvaltning AB	Göteborg	Sweden
SKF Försäljning AB	Göteborg	Sweden
Nordiska Kullager AB	Göteborg	Sweden
SKF Transmission AB	Jönköping	Sweden
SKF Multitec AB	Helsingborg	Sweden
Scandrive Control AB	Kolbäck	Sweden
Sealpool AB	Landskrona	Sweden
James Askew Associate AB	Luleå	Sweden
SKF Nåiden Teknik AB	Luleå	Sweden
SKF Schweiz A.G.	Zürich	Switzerland
SKF Verwaltungs A.G.	Zürich	Switzerland
Magnetic Elektromotoren AG	Liestal	Switzerland
SKF Bearing Sevices Taiwan Ltd.	Taipei	Taiwan
SKF (Thailand) Ltd.	Bangkok	Thailand
SKF Türk Sanayi ve Ticaret Ltd. Sti.	Istanbul	Turkey
Lutsk Bearing Plant	Lutsk	Ukraine
SKF (U.K.) Ltd.	Luton	United Kingdom
SKF (UK) Holdings Ltd.	Luton	United Kingdom
SKF Investments Ltd.	Luton	United Kingdom
SKF Bearings Ltd.	Luton	United Kingdom
MTSR Ltd.	Luton	United Kingdom
CR Seal Services Ltd.	Luton	United Kingdom
SARMA (UK) Ltd.	Clevedon	United Kingdom
SKF Enginering Products Ltd.	Milton Kenes	United Kingdom
AMPEP Plc.	Clevedon	United Kingdom
Trelanoak Ltd.	Luton	United Kingdom
Pilgrim International Ltd.	Oldham	United Kingdom
Development Engineering International Ltd.	Aberdeen	United Kingdom
Diagnostic Instruments Ltd.	Edinburgh	United Kingdom
Ovako Steel Ltd.	Wednesbury	United Kingdom
Ovako U.K. Ltd.	Wednesbury	United Kingdom
Aeroengine Bearings UK Ltd.	Stonehouse	United Kingdom
SKF USA Inc.	Norristown, PA	United States
Ovako North America, Inc.	York, SC	United States
SKF Condition Monitoring Inc.	San Diego, CA	United States
Roller Bearing Industries, Inc.	Elisabethtown, KY	United States
Erin Engineering, Inc.	Walnut Creek, CA	United States
Atlas Management Inc.	Wilmington, DE	United States
CR Industries Inc.	Springfield, SD	United States
CR Franklin Inc.	Franklin, NC	United States
Atlas Ball Company	Norristown, PA	United States
SKF Acquisition Corporation	Norristown, PA	United States
SKF Industries Inc.	Wilmington, DE	United States
MRC Bearings Inc.	Wilmington, DE	United States
Chicago Rawhide Manufacturing Company	Wilmington, DE	United States
Chicago Rawhide Inc.	Wilmington, DE	United States
Magnetic Corp.	Olney, IL	United States
The Twentieth Century Machine CO. Inc	Armada, MI	United States
SKF Venezolana S.A.	Caracas	Venezuela
SKF Equipmen Services C.A.	Valencia	Venezuela
SKF Zambia Ltd.	Kitwe	Zambia
SKF Zimbabwe (Pvt.) Ltd.	Harare	Zimbabwe